Exhibit 31(c)
CERTIFICATION

I, Anthony W. Thomas, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Windstream Holdings, Inc.; and

2.
Based on my knowledge, this Amendment No. 1 to the Annual Report on Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2019

/s/ Anthony W. Thomas
Anthony W. Thomas
President and Chief Executive Officer
Windstream Holdings, Inc.

CERTIFICATION

I, Anthony W. Thomas, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Windstream Services, LLC; and

2.
Based on my knowledge, this Amendment No. 1 to the Annual Report on Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2019

/s/ Anthony W. Thomas
Anthony W. Thomas
President and Chief Executive Officer
Windstream Services, LLC